                                  LEASE AGREEMENT

     This Lease Agreement is made this 29th day of April, 1999, by and between Winter Quarters Resort Properties, Ltd., a Utah limited partnership ("Lessor"), and GenesisIntermedia.com, Inc., a Delaware corporation ("Lessee").

                                      RECITALS

     A. Lessor is the owner of the shopping center building (the "building") which is located at 144 W. Brigham Road, St. George, Utah, and desires to lease office space in the building thereon to a suitable lessee for business purposes. The building and surrounding real property owned by Lessor is sometimes referred to herein as the "premises".

     B. Lessee desires to lease the office space for conducting its marketing business.

     C. The parties desire to enter into a lease agreement defining their rights, duties, and liabilities relating to the premises.

                                     AGREEMENT

     1.   SUBJECT AND PURPOSES; RELATIONSHIP OF LESSEE.

          a. Lessor leases to Lessee office space (the "office space") in the building for use by Lessee in its marketing business. The office space consists of unit numbers 20, 21, 22 and 23 and is shown on the drawing attached as EXHIBIT A and incorporated herein. Prior to commencement of the lease term, Lessor shall construct and install the improvements described on EXHIBIT B attached hereto and incorporated herein.

          b. Lessee shall be entitled to use jointly with Lessor and other tenants of the building the adjacent parking lot, driveway, walk-ways and landscaping areas (the "common areas"). The common areas are shown on EXHIBIT A attached. Such joint use shall be subject to such reasonable rules and regulations as shall be set by Lessor from time to time.

          c. Lessee shall engage in no business or activity that will cause an increase in insurance premiums for insurance coverage on the premises nor shall Lessee engage in any activity that will cause or permit any hazardous substance or material to be stored, used or disposed of on the premises.

          d.   The addendum attached hereto as EXHIBIT C is incorporated herein.

     2.   TERM AND RENT.

          a. Lessor demises the office space for a term commencing June 1, 1999. The Lease term shall end on May 31, 2001. The rent under this Lease shall be Six Thousand Seven Hundred Twenty Dollars ($6,720.00) per month, commencing June 1, 1999. If Landlord completes the improvements described on EXHIBIT B prior to June 1, 1999, Lessee may, at its option, occupy the office space prior to June 1 without the payment of additional rent. Such early occupancy shall be subject to all other terms of this Lease.

          b. Each monthly installment is payable in advance on the first day of each month. The last month's installment shall be deposited on the date of this Lease.

          c. All charges, costs and expenses that Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the failure of Lessee to pay those items, and all other damages, costs, expenses, attorneys' fees and other sums that Lessor may suffer or incur, or that may become due, by reason of any default of Lessee or failure by Lessee to comply with the terms and conditions of this Lease shall be deemed to be additional rent, and, in the event of nonpayment, Lessor shall have all the rights and remedies against Lessee as herein provided for failure to pay rent.

          d. At any time between May 31, 2000, and May 31, 2001, Lessee may terminate the Lease term by prepaying to Lessor an amount equal to four months' rent. On the date that payment is made, the Lease term shall end with the same force and effect as if that date were the ending date scheduled above in paragraph "a" of this Section 2.

     3. UTILITIES AND MAINTENANCE. Lessor shall provide all water, sewer services and solid waste removal services for the building and the common areas and all janitorial and maintenance services for the common areas. Lessee shall pay all costs of electricity and telephone services and janitorial services provided to the office space.

     4.   REPAIRS.

          a. Except as otherwise provided in Section 13, Lessor shall make all repairs, structural or otherwise, to (1) the exterior of the building (including, without limitation, the roof, foundation and structural supports and walls), (2) all pipes, wires, conduits, sewers, drains and all other utility facilities through which electricity, water and sewer services are supplied to the building and the common areas, (3) the heating and air-conditioning system and related ducts (except for those facilities installed by Lessee) and (4) the common areas.

          b. Except as otherwise provided in Section 13, Lessee shall make all repairs to the interior walls of the office space, to the doors, ceiling and floors of the same and to all improvements installed by Lessee and shall repair all glass and windows in the walls of the office space.

          c. All repairs and maintenance work done by Lessor and Lessee shall be performed in such a manner as to maintain the premises in a clean condition and in a good state of repair.

     5. OPTION TO REQUIRE MOVE. At any time during the term of this Lease, Lessor may require Lessee to vacate the office space under the following conditions:


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


          a. Lessor shall provide immediately available replacement space in a new building in the same shopping center.

          b. The replacement space shall be approximately the same size and have comparable improvements, equipment and facilities as that found in the office space.

          c. Lessor shall pay all costs incurred in moving Lessee and its equipment and employees to the replacement space.

          d. Upon completion of the move, the replacement space shall be substituted for the office space for purposes of this Lease.

     6. INTEREST. Rent, including additional rent payable under Section 2, payable by Lessee shall bear interest at the rate of twelve percent (12%) per annum from the date said sums are due until paid, before and after judgment.

     7.   INSURANCE.

          a. Lessor shall furnish and carry fire and extended coverage insurance on the building during the entire term of this Lease for the full replacement cost of building. The policy shall be written in the name of and for the benefit of Lessor. Lessee shall provide all fire and extended coverage insurance on the personal property that Lessee moves into the office space and on leasehold improvements made by Lessee.

          b. Lessee shall furnish and maintain at all times during the term of this Lease general liability insurance with a company authorized to do business in the State of Utah. Such insurance shall have a combined single limit of One Million Dollars ($1,000,000.00), shall name Lessor as an additional insured, shall have a deductible not to exceed $5,000.00 and shall provide that Lessor will be given thirty (30) days advance written notice of cancellation. Lessee shall provide Lessor with a current certificate verifying this insurance coverage. Insurance coverage obtained and maintained pursuant to this requirements may not be brought into contribution with insurance purchased by Lessor and shall contain a provision that Lessor, although named as an additional insured, shall nevertheless be entitled to recover under the policy for any loss occasioned to it, its agents, employees, guests, invitees, contractors and licensees.

     8.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

          a. No alterations, changes, additions or improvements (including, without limitation, the installation of trade fixtures and wiring and conduit) may be made in and to the office space without Lessor's written consent, which consent shall not be unreasonably withheld. All additions, changes, alterations and other improvements (other than the installation of trade fixtures and wiring and conduit) erected or placed at the office space at any time by Lessee shall be done by a licensed contractor acceptable to Lessor and shall become the property of Lessor as made. Any alterations, additions, changes or improvements shall be made only upon the express condition that all such work shall be paid for as made and this agreement shall not grant Lessee authority to bind or obligate Lessor or encumber fee title to the office space or the building.

          b. Lessee shall attach an identification sign for Lessee to the front entrance door of the office space. The sign shall be of the same material as, and shall be comparable in design to, the other identification signs located on the other building units. Lessee shall pay all costs of purchasing and installing the identification sign.

     9.   INDEMNITY.

          a. Lessee shall indemnify Lessor against all expenses, liabilities and claims by or on behalf of any person or entity, including reasonably attorneys' fees, arising out of either (1) a failure by Lessee to perform any of the terms or conditions of this Lease, (2) any injury, death or damage happening on or about any portion of the building or the common areas caused by the fault or negligence of Lessee, its employee, agents, contractors, invitees, licensees or guests, (3) a failure by Lessee to comply with any law of any governmental authority, or (4) any mechanic's lien or security interest filed against the building or common areas to the extent said mechanic's lien or security interest did arise as a result of action by Lessee.

          b. Lessor shall indemnify Lessee against all expenses, liabilities and claims by or on behalf of any person or entity, including reasonable attorneys' fees, arising out of either (1) a failure by Lessor to perform any of the terms or conditions of this Lease, (2) any injury, death or damage happening on or about any portion of the building or the common areas caused by the fault or negligence of Lessor, its employees, agents, other tenants, contractors, invitees, licensees or guests, or (3) a failure by Lessor to comply with any law of any governmental authority.

     10. ACCESS TO OFFICE SPACE; SIGNS POSTED BY LESSOR. Lessee shall permit Lessor or its agents, upon reasonable notice, to enter the office space at all reasonably hours to inspect the office space or make repairs that Lessee may neglect or refuse to make in accordance with the provisions of this Lease, to make repairs or perform maintenance required by Lessor, and also to show the office space to prospective buyers. At any time within ninety (90) days prior to expiration of the term. Lessor may show the office space to persons wishing to rent the office space or post signs indicating their availability.

     11. ENCUMBRANCES; SUBORDINATION. This Lease shall be subject and subordinate to any mortgage or trust deed that is now on or affects the premises or that any owner of the premises may hereafter at any time elect to place on the premises, provided that the mortgagee named in such mortgage or the trustee and beneficiary named in such deed of trust shall execute an appropriate non-disturbance agreement by which it agrees to recognize this Lease in the event of foreclosure. If Lessee is not then in default under the terms of this Lease. Lessee shall, on request, hereafter execute any documents that Lessor may deem necessary to accomplish such subordination of Lessee's interest.

     12. QUIET ENJOYMENT. Except as otherwise specifically provided in this Lease, Lessor warrants that Lessee shall be granted peaceable and quiet enjoyment of the office space free from any eviction or interferences by Lessor or any other person claiming title to, or an interest in, the


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


premises if Lessee pays the rent provided herein, and otherwise performs the terms and conditions of this Lease.

     13.  DESTRUCTION OF BUILDING OR COMMON AREAS.

          a. If the building or common areas are damaged or destroyed by fire or other casualty which is covered by the fire and extended coverage insurance policy which Lessor is required to carry, Lessor shall proceed promptly and with due diligence to remove any debris and to restore the building and the common areas, as the case may be, to substantially the same condition as immediately prior to such damage or destruction, excluding any improvements or alterations made thereon by Lessee, which shall be the sole responsibility of Lessee to restore. Provided, however, if Lessee is not able to maintain its normal business operations with a minimum of disruption due to the damage or destruction, Lessor shall not commence repairs and restoration until the parties have determined if the repairs and restoration can be made by Lessor within ninety (90) days of the date of destruction. If the repairs and restoration cannot be made within ninety (90) days of the date of damage or destruction or in event of a total destruction of the building, this Lease may be terminated at the option of either party. In the event of any such termination, Lessor shall retain all insurance proceeds it receives as a result of the damage or destruction, rent shall be paid to the effective date of termination, and Lessee shall be entitled to a refund of any rent paid for any period after such date. Lessee shall not be entitled to a reduction of rent while repairs are being made, which reduction shall be based on the extent to which the damage and repairs interfere with the normal business operations of Lessee.

          b. In the event any damage or destruction under this Section 13 is caused by the intentional or negligent act or omission of Lessee, its employees, agents, contractors, guests, licensees or invitees, Lessee shall pay to Lessor the deductible amount of Lessor's fire and extended coverage insurance policy.

     14. CONDEMNATION. Rights and duties in the event of condemnation are as follows:

          a. If the whole of the building shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall case and terminate as of the date on which title shall vest thereby in that authority, and the rent reserved hereunder shall be apportioned and paid up to that date.

          b. If only a portion of the building shall be taken or condemned, Lessor shall supply within 60 days, replacement space of comparable size, appearance, and function. If Lessor shall fail so to do, the lease term shall terminate. During the period in which Lessee's use shall be diminished, rent shall be proportionately reduced.

          c. In the event of any taking or condemnation in whole or in part, the entire resulting award of damages shall belong to Lessor without any deduction therefrom for the value of the unexpired term of this Lease or for any other estate or interest in any and all such awards. Provided, however, nothing in this paragraph shall prevent Lessee from claiming, proving, collecting and retaining any damages awarded for Lessee's fixtures or loss of business or for any other damages compensable to Lessee under applicable laws.

     15. PROTECTION OF PREMISES. Lessee will not do or permit any act or thing that may impair the value of the premises or any part thereof or that materially increases the dangers, or poses an unreasonable risk of harm, to third parties (on or off the premises) arising from activities thereon, or that constitutes a public or private nuisance or waste to the premises or any part thereof. Lessee shall not conduct any activity on the premises or use the premises in any manner
(i) which would cause the premises to become a hazardous waste treatment, storage or disposal facility within the meaning of or otherwise bring the premises within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6091 ET SEQ., or any similar state law or local ordinance, (ii) so as to cause a release of hazardous waste from the premises within the meaning of, or otherwise bring the premises within the ambit of, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601-9657, or any similar state law or local ordinance or any other environmental law, or (iii) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ., or the Clean Air Act, 42 U.S.C.
Section 741 ET SEQ., or any similar state law or local ordinance.

     16. ACCEPTANCE BY LESSEE. Subject to Lessor's completion of the improvements described on EXHIBIT B, Lessee accepts the office space, building and common areas in their existing condition and state of repair, and Lessee agrees that no representations, statements or warranties, express or implied, have been made by or on behalf of Lessor in respect thereto except as contained in the provisions of this Lease.

     17. WAIVERS. The failure of either party to insist on a strict performance of any of the terms and conditions hereof shall be deemed a waiver of the rights or remedies that the party may have regarding that specific instance only, and shall not be deemed a waiver of any subsequent breach or default in any terms and conditions.

     18. NOTICES. All notices or communications to be given under this Lease shall be given in writing and shall be deemed given when deposited in the mail to the address shown below of the party entitled to receive notice, postage prepaid, registered or certified. The address of either party may be changed by written notice to the other party. Nothing herein shall be construed to preclude personal service of any notice in the manner prescribed for personal service of a summons or other legal process.

     19. HOLDOVERS. In the event Lessee maintains occupancy of the office space past the term of this Lease, Lessee shall be a tenant at will, and in no event shall Lessor and Lessee be deemed to have renewed this Lease for an additional term, except as agreed to in writing by the parties.

     20. ASSIGNMENT, MORTGAGE OR SUBLEASE. Lessee shall not assign, mortgage, pledge, sublet or encumber this Lease or the office space in whole or in part, nor permit the office space to be used or occupied by others, nor shall this Lease be assigned or transferred by operation of law, without the prior consent in writing of Lessor in such instance, which will not be unreasonably withheld.


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


     21. SURRENDER OF POSSESSION. Lessee shall, on the last day of the term, or on earlier termination or forfeiture of the Lease, peaceably and quietly surrender and deliver the demised office space (free of subtenancies) to Lessor, including all additions, alterations, changes and improvements constructed or placed therein by Lessee (other than trade fixtures and wiring and conduit installed by Lessee), all in good repair, normal wear and tear excepted. Lessee shall remove all trade fixtures and wiring and conduit installed by it and shall repair all damage caused by that removal. Lessee shall repair and restore all damage to the office space caused by the removal of equipment and personal property. Any trade fixtures, equipment, wiring and conduit or personal property belonging to Lessee, if not removed upon termination, shall at Lessor's election, be deemed abandoned and become the property of the Lessor without payment or offset therefor.

     22. DEFAULT OR BREACH BY LESSEE. Each of the following events shall constitute a default or breach of this Lease by Lessee:

          a. If Lessee shall fail to pay Lessor any rent or late charge within ten (10) days of the due date thereof.

          b. If the office space shall be used for any purpose other than for use in Lessee's marketing business, or for use in violation of any law or regulation.

          c. If Lessee shall become subject of bankruptcy, reorganization, assignment for benefit of creditors or any other procedures with similar purpose, whether voluntary or involuntary, or if Lessee's interest in this Lease shall pass to or devolve on any other person or party.

          d. If Lessee shall fail to perform or comply with any of the conditions of this Lease and if the nonperformance shall continue for a period of fifteen (15) days after notice thereof by Lessor to Lessee, or, if the performance cannot be reasonably had within the fifteen (15) day period, Lessee shall not in good faith have commenced performance within the fifteen (15) day period and shall not diligently proceed to completion of performance.

          e. If any claim for materials or labor shall arise or be claimed against the building or office space or Lessor by reason of the acts of Lessee, its assigns or agents. Notwithstanding the foregoing, Lessee shall not be in default so long as Lessee, in good faith, disputes and defends against such claim, provided, Lessee shall be required to pay or bond around the lien of such claim (1) if the claim is established by the claimant in any court of competent jurisdiction or (2) if the existence of such claim or the lien thereof would cause Lessor to be in default of any obligation of Lessor to any third party with respect to the building or the common areas.

     23. REMEDIES OF LESSOR. In the event of any default hereunder (or threatened default in the case of paragraph b of this Section) by Lessee, the rights of Lessor shall be as follows:


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


          a. Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term or condition required hereby to be performed by Lessee, and Lessor shall have the right if permitted to applicable law, to enter the premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied. However, any expenditure hereunder by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default.

          b. Lessor shall have the right of injunction to restrain Lessee and the right to invoke any remedy allowed by law or in equity, as if the specific remedies of indemnity or reimbursement were not provided herein.

          c. Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days' notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect, except as to Lessee's liability for sums accrued prior to the date of termination, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

          d. Lessor may, if permitted by applicable law, re-enter the premises immediately without notice and take possession of Lessee's property and Lessee hereby grants to Lessor a security interest in Lessee's fixtures, equipment and inventory as now or hereafter on the premises and products, proceeds and replacements thereof. Lessor may store the Lessee's property on the premises, in a public warehouse or at a place selected by Lessor, at the expense of Lessee. After re-entry Lessor may terminate the Lease as provided above. Without the notice, re-entry will not terminate the Lease.

          e. Lessor may, if permitted by applicable law, re-enter the premises immediately without notice and secure the same against access by Lessee or any third parties. After re-entry, Lessor may terminate the Lease as provided above. Without notice, re-entry will not terminate the Lease.

          f. Lessor may recover from Lessee all damages proximately resulting from the default or breach, including, but not limited to, the cost of recovering the premises or altering or remodeling the same for re-letting, the cost of remedying any violation of Section 15 or the cost of exercising any of the remedies provided herein or by law, and may further recover the unpaid rent reserved under this Lease, the total amount of which shall be due and payable.

     24. DEFAULT OR BREACH BY LESSOR. The following event shall constitute a default or breach of this Lease by Lessor:

     If Lessor shall fail to perform or comply with any of the terms or conditions of this Lease and if the nonperformance shall continue for a period of fifteen (15) days after written notice thereof by Lessee to Lessor, or, if the performance cannot be reasonably had within the fifteen
     (15) day period, Lessor shall not in good faith have commenced performance within the fifteen (15) day period and shall not diligently proceed to completion of performance.

     25. REMEDIES OF LESSEE. In the event of any default hereunder (or threatened default in the case of paragraph a of this Section) by Lessor, the rights of Lessee shall be as follows:

          a. Lessee shall have the right of injunction to restrain Lessor and the right to invoke any remedy allowed by law or in equity, as if the specific remedies of indemnity or reimbursement were not provided herein.

          b. Lessee shall have the right to cancel and terminate this Lease, as well as all of the right, title and interest of Lessor hereunder, by giving to Lessor not less than ten (10) days' notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right title and interest of Lessor hereunder shall terminate in the same manner and with the same force and effect, except as to Lessor's liability for sums accrued prior to the date of termination, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

          c. Lessee may recover from Lessor all damages proximately resulting from the default or breach.

     26. APPLICATION OF REMEDIES. The rights and remedies given in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised, shall be deemed to be in exclusion of any of the other herein, by law or equity provided.

     27. ATTORNEYS' FEES. Should any party default in any of the covenants or agreements herein contained, that defaulting party shall pay all costs and expenses, including a reasonable attorneys' fee, which may arise or accrue from enforcing this Lease or in pursuing any remedy provided hereunder or by applicable law, whether such remedy is pursued by filling suit or otherwise. The obligation of this Section to pay costs and expenses, including attorneys' fees, shall apply in all legal proceedings, including, without limitation, all proceedings in the Federal Bankruptcy Court, whether or not they are adversary proceedings or contested matters.

     28. TOTAL AGREEMENT APPLICABLE TO SUCCESSORS. This Lease contains the entire agreement between the parties and cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of both parties.

     29. APPLICABLE LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Utah.

     30. TIME OF THE ESSENCE. Time is of the essence in all provisions of this Lease.


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


     31. SEVERABILITY. If any part, term or provision of this Lease is held by a court to be illegal or in conflict with any law of the State of Utah, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as of the Lease did not contain the particular part, term or provision held to be invalid.

LESSOR:

Winter Quarters Resort Properties, Ltd.

By:  /s/
     --------------------------------
          General Manager

LESSEE:

Genesis Media Group, Inc.

By: /s/  Ramy El-Batrawi
    ---------------------------------
Its: President

Address:  13063 Ventura Blvd.
          Studio City, CA 91604


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


                                     Exhibit C



                                     AGREEMENT


     Winter Quarters Resort Properties, Ltd. ("Lessor") and Genesis Media Group, Inc. ("Lessee"), agree to the following:

1. This Agreement will be an addendum to the Lease agreement for units 20, 21, 22, and 23 of the Bloomington Courtyard Shopping Center.

     2. As incentive for leasing units 20, 21, 22 and 23 in the Bloomington Courtyard Shopping Center, Lessor will waive any and all rents due from Lessee for the months of June and July 1999.

LESSOR:

Winter Quarters Resort Properties, Ltd.

By:  /s/                                Date :  4/29/99
     ----------------------------               -------
        General Manager


LESSEE:

Genesis Media Group, Inc.

By: /s/ Ramy El-Batrawi                 Date: 4/29/99
    -----------------------------             -------
Its:    President


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